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                                                                    EXHIBIT 99.2

ITEM 6. SELECTED FINANCIAL DATA (UNAUDITED)

     The following table sets forth, for the periods and the dates indicated, selected historical financial and operating data for us.




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
                                                                      YEAR ENDED DECEMBER 31,
                                                      2000(7)        1999(8)      1998(9)        1997          1996
                                                     ----------    ----------    ----------    ---------     --------
                                                             (IN THOUSANDS, EXCEPT PER UNIT AND OPERATING DATA)
INCOME AND CASH FLOW DATA:
Revenues                                             $  816,442    $  428,749    $  322,617    $  73,932     $ 71,250
Cost of product sold                                    124,641        16,241         5,860        7,154        7,874
Operating expenses                                      190,329       111,275        77,162       17,982       22,347
Fuel and power                                           43,216        31,745        22,385        5,636        4,916
Depreciation and amortization                            82,630        46,469        36,557       10,067        9,908
General and administrative                               60,065        35,612        39,984        8,862        9,132
                                                     ----------    ----------    ----------    ---------     --------
Operating income                                        315,561       187,407       140,669       24,231       17,073
Earnings from equity investments                         71,603        42,918        25,732        5,724        5,675
Amortization of excess cost of equity investments        (8,195)       (4,254)         (764)          --           --
Interest (expense)                                      (97,102)      (54,336)      (40,856)     (12,605)     (12,634)
Interest income and other, net                           10,415        22,988        (5,992)        (353)       3,129
Income tax (provision) benefit                          (13,934)       (9,826)       (1,572)         740       (1,343)
                                                     ----------    ----------    ----------    ---------     --------
Net income before extraordinary charge                  278,348       184,897       117,217       17,737       11,900
Extraordinary charge                                         --        (2,595)      (13,611)          --           --
                                                     ----------    ----------    ----------    ---------     --------
Net income                                           $  278,348    $  182,302    $  103,606    $  17,737     $ 11,900
                                                     ==========    ==========    ==========    =========     ========
Basic Limited Partners' net income per unit
  before extraordinary charge(1)                     $     2.68    $     2.63    $     2.09    $    1.02     $   0.90
                                                     ==========    ==========    ==========    =========     ========
Basic Limited Partners' income per unit              $     2.68    $     2.57    $     1.75    $    1.02     $   0.90
                                                     ==========    ==========    ==========    =========     ========
Diluted Limited Partners' net income per unit(2)     $     2.67    $     2.57    $     1.75    $    1.02     $   0.90
                                                     ==========    ==========    ==========    =========     ========
Per unit cash distribution paid                      $     3.20    $     2.78    $     2.39    $    1.63     $   1.26
                                                     ==========    ==========    ==========    =========     ========
Additions to property, plant and equipment           $  125,523    $   82,725    $   38,407    $   6,884     $  8,575

BALANCE SHEET DATA (AT END OF PERIOD):
Net property, plant and equipment                    $3,306,305    $2,578,313    $1,763,386    $ 244,967     $235,994
Total assets                                         $4,625,210    $3,228,738    $2,152,272    $ 312,906     $303,603
Long-term debt                                       $1,255,453    $  989,101    $  611,571    $ 146,824     $160,211
Partners' capital                                    $2,117,067    $1,774,798    $1,360,663    $ 150,224     $118,344

OPERATING DATA:
Product Pipelines -
  Pacific - Mainline delivery volumes (MBbls)(3)        386,611       375,663       307,997           --           --
  Pacific - Other delivery volumes (MBbls)(3)            14,243        10,025        17,957           --           --
  Plantation - Delivery volumes (MBbls)                 226,795       214,900            --           --           --
  North System/Cypress - Delivery volumes (MBbls)        51,111        50,124        44,783       46,309       46,601
Natural Gas Pipelines -
  Transport volumes (Bcf)(4)                              449.2         424.3            --           --           --
CO2 Pipelines -
  Delivery volumes (Bcf)(5)                               386.5         379.3            --           --           --
Bulk Terminals -
  Transload tonnage (Mtons)(6)                           41,529        39,190        24,016        9,087        6,090


(1) Represents net income before extraordinary charge per unit adjusted for the two-for-one split of units on October 1, 1997. Basic Limited Partners' net income per unit before extraordinary charge was computed by dividing the interest of our unitholders in net income before extraordinary charge by the weighted average number of units outstanding during the period.

(2) Diluted Limited Partners' net income per unit reflects the potential dilution, by application of the treasury stock method, that could occur if options to issue units were exercised, which would result in the issuance of additional units that would then share in our net income.

(3)  We acquired our Pacific operations on March 6, 1998.

(4) KMIGT and Trailblazer assets were acquired on December 31, 1999. 1999 volumes were shown for comparative purposes only.

(5) Acquired remaining 80% interest in Kinder Morgan CO2 Company, L.P., effective April 1, 2000. YTD 2000 and 1999 volume information is adjusted to include properties acquired from Devon Energy effective June 1, 2000, and to correct volumes previously reported. YTD 2000 and 1999 volume information is shown for comparative purposes only.

(6) Represents the volumes of the Cora Terminal, excluding ship or pay volumes of 252 Mtons for 1996, the Grand Rivers Terminal from September 1997, Kinder Morgan Bulk Terminals from July 1, 1998 and the Pier IX and Shipyard Terminals from December 18, 1998.

(7) Includes results of operations for KMIGT, 66 2/3% interest in Trailblazer Pipeline Company, 49% interest in Red Cedar, Milwaukee Bulk Terminals, Dakota Bulk Terminal, remaining 80% interest in KMCO2, Devon Energy CO2 properties, Buckeye Refining Company, LLC, 32.5% interest in Cochin Pipeline System and Delta Terminal Services since dates of acquisition.

(8) Includes results of operations for 51% interest in Plantation Pipe Line Company, Product Pipelines' transmix operations and 33 1/3% interest in Trailblazer Pipeline Company since dates of acquisition.

(9) Includes results of operations for Pacific operations, Kinder Morgan Bulk Terminals and 24% interest in Plantation Pipe Line Company since dates of acquisition.



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